Exhibit 99.1

1675 Broadway, Suite 2200 Denver, Colorado, 80202 · 303-794-8445 · Fax: 303-794-8451

Escalera Resources Announces Voluntary Delisting

from Nasdaq

FOR IMMEDIATE RELEASE

Denver, Colorado and Houston, Texas (October 7, 2015) - Escalera Resources Co. (NASDAQ: ESCR) announced today its intention to voluntarily delist its common stock from The Nasdaq Stock Market (“Nasdaq”) due to the Company’s non-compliance with the minimum stockholders’ equity and closing bid requirements for continued listing on the Nasdaq Capital Market.

On August 20, 2015, the Company received a non-compliance letter from Nasdaq notifying the Company that it no longer met the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. The Company was granted the opportunity to submit a plan to regain compliance by October 12, 2015, however, the Company has decided that it will not be submitting such a plan and, instead, request voluntary delisting of its common stock from Nasdaq. The voluntary decision to delist from Nasdaq was taken following the Company’s review and consideration of several factors including the non-compliance letters received from Nasdaq for the continued listing requirements, the benefits generated by the maintenance of the listing, the Company’s current stockholders’ equity and common stock price, and the likelihood of ongoing non-compliance with the Nasdaq listing requirements given the Company’s lack of capital raising opportunities and current liquidity position.

The Company intends to file, on October 19, 2015, Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, with the United States Securities and Exchange Commission (“SEC”) in order to voluntarily delist the Company’s common stock from trading on the Nasdaq Capital Market. The official delisting of the Company’s common stock will become effective approximately 10 days thereafter. The Company will continue to file all applicable reports with the SEC subject to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

On the effective date of the delisting, the Company expects that its common stock will begin to trade on OTC Market Group’s OTC Pink marketplace.

About Escalera Resources Co.

Escalera Resources Co. (“Escalera”) is headquartered in Denver, CO, with executive offices in Houston, TX and a regional office in Casper, WY. Escalera explores, develops and transports natural gas in the U.S.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the ability of the Company to obtain significant financing to effect the previously announced proposed purchase of producing properties; fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Company Contact:

Adam Fenster

Chief Financial Officer

(303) 794-8445

www.escaleraresources.com